                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 April 9, 1996



                    NUTRITION FOR LIFE INTERNATIONAL, INC.
      -------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



                                     Texas
                 ---------------------------------------------
                (State or other jurisdiction of incorporation)



         0-26362                                 76-0416176
   ------------------------         ------------------------------------
   (Commission File Number)         (IRS Employer Identification Number)



                 9101 Jameel, Suite 180, Houston, TX      77040
            ------------------------------------------------------
             (Address of principal executive offices)  (Zip code)



       Registrant's telephone number, including area code (713) 460-1976
                                                           -------------

 ------------------------------------------------------------------------------
                (Former address, if changed since last report)

                     NUTRITION FOR LIFE INTERNATIONAL, INC.

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.  Changes in Registrant's Certifying Accountant
         ---------------------------------------------

     On April 9, 1996 the Company received a letter from KPMG Peat Marwick LLP informing the Company of KPMG Peat Marwick's resignation as the Company's auditors, effective that date. KPMG Peat Marwick LLP was previously engaged as the principal accountant to audit the Company's financial statements for the Company's two most recent fiscal years.

     The Report of KPMG Peat Marwick LLP on the financial statements of the Company for either of the past two years did not contain an adverse opinion or disclaimer of opinion nor was it modified as to uncertainty, audit scope or accounting principles. The Company does not believe that there were any disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, during the past two fiscal years ended September 30, 1995 and the subsequent interim period through April 9, 1996 which, if not resolved to KPMG Peat Marwick LLP's satisfaction, would have caused KPMG Peat Marwick LLP to make reference to the subject matter of the disagreement(s) in connection with its Reports.

     The Company has requested KPMG Peat Marwick LLP to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company, and, if not, stating the respects in which it does not agree. A letter from KPMG Peat Marwick LLP is included as Exhibit 16 to this Report, stating its agreement with the statements made by the Company in this Report.

ITEM 7.  Financial Statements and Exhibits.
         ---------------------------------

         (c) Exhibits.

         16.  Letter from KPMG Peat Marwick LLP.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          NUTRITION FOR LIFE INTERNATIONAL, INC.



Dated:  April 11, 1996                    By:    /s/ David P. Bertrand
                                             ----------------------------
                                                 David P. Bertrand, President

                                       3